SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2004

LIBERTY NATIONAL BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia (State or other jurisdiction of Incorporation)	0-24113 (Commission File Number)	58-2292563 (I.R.S. Employer Identification No.)

P.O. Box 82030, Conyers, Georgia (Address of principal executive offices)	30013 (Zip Code)

Registrant’s telephone number, including area code: (770) 785-7880

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
AGREEMENT AND PLAN OF REORGANIZATION
AGREEMENT AND PLAN OF MERGER

Item 1.01. Entry into a Material Definitive Agreement.

     On August 24, 2004, Liberty National Bancshares, Inc. (the “Company”) signed an Agreement and Plan of Reorganization and an Agreement and Plan of Merger (collectively, the “Agreements”) which provide for the acquisition of the Company by United Community Banks, Inc., a Georgia corporation (“United”) through the merger of the Company with and into United. The Board of Directors of both United and the Company approved the Agreements and the transactions contemplated thereby.

     As a result of the merger, each issued and outstanding share of common stock of the Company will be exchanged for either:

(i)	0.9415 shares of United common stock (the “Exchange Ratio”); or

(ii)	$21.6538 in cash.

Shareholders of Liberty will be permitted to elect to receive either shares of United common stock or cash, or a combination thereof, in exchange for their shares of Liberty common stock; provided, however that, no more than 15% of the total merger consideration will be cash.

     The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     The Agreement provides that each option granted by the Company to purchase shares of common stock of the Company which is outstanding and unexercised immediately prior to the effective time of the merger will be converted into and become a right to purchase shares of United common stock. The number of shares of United common stock subject to each option will be equal to the number of shares of common stock of the Company subject to such option immediately prior to the effective time of the merger multiplied by the Exchange Ratio, and the per share exercise price of United common stock purchasable thereunder shall be that specified in the option divided by the Exchange Ratio.

     Consummation of the merger is subject to various conditions, including approval of the Agreement by shareholders of the Company, receipt of customary banking regulatory approvals and satisfaction of certain other conditions.

     The preceding summary of certain provisions of the Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of August 24, 2004, by and between Liberty National Bancshares, Inc. and United Community Banks, Inc.

2.2	Agreement and Plan of Merger, dated as of August 24, 2004, by and between Liberty National Bancshares, Inc. and United Community Banks, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY NATIONAL BANCSHARES, INC.

August 26, 2004	/s/ William L. Daniel

William L. Daniel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization, dated as of August 24, 2004, by and between Liberty National Bancshares, Inc. and United Community Banks, Inc.

2.2	Agreement and Plan of Merger, dated as of August 24, 2004, by and between Liberty National Bancshares, Inc. and United Community Banks, Inc.